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                             INDEMNITY AGREEMENT

          This Indemnity Agreement (this "Agreement") is made as of _________________, 1999 by and between Communication TeleSystems
International d.b.a. WORLDxCHANGE Communications, a California corporation (the "Company"), and __________________________ (the "Indemnitee").


                                  BACKGROUND

          The Indemnitee currently is serving as a director and/or officer of the Company and the Company wishes the Indemnitee to continue in such capacity. In order to induce the Indemnitee to continue to serve as a director and/or officer for the Company and in consideration of Indemnitee's continued service, the Company and the Indemnitee hereby agree as follows:


                                  AGREEMENT

SECTION 1.  DEFINITIONS

            As used in this Agreement:

                 (a) A "Change in Control" shall be deemed to have occurred if (i) during any period of two consecutive years, individuals who at the beginning of the two year period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

                 (b) The term "Expenses" includes, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he is not otherwise compensated by the Company or any third

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party. The term "Expenses" does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

                 (c) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, whether or not he or she is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

SECTION 2.  INDEMNIFICATION

            2.1  INDEMNIFICATION IN THIRD PARTY ACTIONS

            The Company shall indemnify the Indemnitee in accordance with the provisions of this subsection 2.1 if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise against all Expenses, judgements, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by applicable law; provided that any settlement shall be approved in writing by the Company.

            2.2  INDEMNIFICATION IN PROCEEDINGS BY OR IN THE NAME OF THE
                 COMPANY

            The Company shall indemnify the Indemnitee in accordance with the provisions of this subsection 2.2 if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by applicable law.

            2.3  PARTIAL INDEMNIFICATION

            If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, the Company shall nevertheless indemnify the Indemnitee for the portion of the Expenses, judgments, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.


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            2.4  INDEMNIFICATION HEREUNDER NOT EXCLUSIVE

            The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, applicable law or otherwise, both as to action in his official capacity and as to action in another capacity on behalf of the Company while holding office.

            2.5  INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY

            Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by applicable law.

SECTION 3.  PRESUMPTIONS

            3.1  PRESUMPTION REGARDING STANDARD OF CONDUCT

            The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement, unless a determination that the Indemnitee has not met the relevant standards is made by (i) the shareholders of the Company by majority vote, or (ii) in a written opinion by independent legal counsel, selection of whom has been approved by the Indemnitee in writing.

            3.2  DETERMINATION OF RIGHT TO INDEMNIFICATION

            If a claim under this Agreement is not paid by the Company within 30 days of receipt of written request from the Indemnitee, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors or shareholders of the Company or independent legal counsel to have made a determination prior to the commencement of the action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors or shareholders of the Company or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

            The Indemnitee's Expenses incurred in connection with any Proceeding concerning his right to indemnification or advances in whole or in part pursuant to this Agreement also shall be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.


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SECTION 4.  ADVANCES OF EXPENSES

            The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law; provided that if applicable law requires an undertaking, the Indemnitee shall undertake in writing to repay the amount advanced to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification.

SECTION 5.  CHANGE IN CONTROL

            The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to the Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnify payments and Expense advances under this Agreement or any other agreement, the Company's Articles of Incorporation, or the Company's Bylaws in effect relating to claims for indemnifiable events, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters) ("Special Independent Counsel"). The Special Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel and may fully indemnify the Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

SECTION 6.  INDEMNIFICATION PROCEDURE

            6.1  NOTICE

            Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim is to be made against the Company under this Agreement, notify the Company of the commencement of the Proceeding. The omission to notify the Company will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement.

            6.2  COMPANY PARTICIPATION

            With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of the Proceeding, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, during the Company's good faith active defense, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as


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otherwise provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Indemnitee shall have the right to employ his counsel in any Proceeding but the fees and expenses of the counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company,
(ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the reasonable fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Company and the Indemnitee.

SECTION 7.  LIMITATIONS ON INDEMNIFICATION

            No payments pursuant to this Agreement shall be made by the
Company:

            (a) to indemnify or advance Expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law, but the indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

            (b) to indemnify the Indemnitee for any Expenses, judgements, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under the insurance;

            (c) to indemnify the Indemnitee for any Expenses, judgements, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

            (d) to indemnify the Indemnitee for any Expenses, judgements, fines, penalties or ERISA excise taxes resulting from Indemnitee's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

            (e) if a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.


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SECTION 8.  MAINTENANCE OF LIABILITY INSURANCE

            8.1  AFFIRMATIVE COVENANT OF THE COMPANY

            The Company covenants and agrees that, as long as the Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company, subject to subsection 8.3 of this Agreement, shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

            8.2  INDEMNITEE NAMED AS INSURED

            In all D&O Insurance policies, the Indemnitee shall be named as an insured in a manner that provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors and officers.

            8.3  EXEMPTION FROM MAINTENANCE OF INSURANCE

            Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in its sole discretion that insurance is not reasonably available, the premium costs are, in its opinion, disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

SECTION 9.  MISCELLANEOUS

            9.1  SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and his heirs, personal representatives and assigns, and the Company and its successors and assigns.

            9.2  SEVERABILITY

            Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

            9.3  SAVINGS CLAUSE

            If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties or ERISA excise taxes with respect to any Proceeding to


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the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

            9.4  INTERPRETATION; GOVERNING LAW

            This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, without regard to the conflicts of laws principles thereof.

            9.5  AMENDMENTS

            No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company's Articles of Incorporation, Bylaws or agreements including D&O Insurance policies.

            9.6  COUNTERPARTS

            This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

            9.7  NOTICES

            Any notice required to be given under this Agreement shall be directed to Communication TeleSystems International d.b.a. WORLDXCHANGE Communications at 1999 Willow Creek Road, San Diego, California 92131,
Attention: Legal Department and to Indemnitee at the address set forth below or to another address as either shall designate in writing.


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   INDEMNITEE

                                        ___________________________________

                                        Name: _____________________________

                                        Address: __________________________

                                                 __________________________

                                                 __________________________

                                                 __________________________


                                   COMMUNICATION TELESYSTEMS INTERNATIONAL
                                   d.b.a. WORLDxCHANGE COMMUNICATIONS,
                                        a California corporation

                                        By: _______________________________

                                        Name: _____________________________

                                        Title: ____________________________


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                                   EXHIBIT A

            Each of the following officers and/or directors have entered into an Indemnification Agreement in substantially the foregoing form:

                                  Walt Anderson
                                 Roger B. Abbott
                               Christopher Bantoft
                                 Edward S. Soren
                               Patrick M. Aelvoet
                              Barbara H. Jamaleddin
                                 Eric G. Lipoff
                               William Moskowitz
                                  Tom Cirrito
                                Dann V. Angeloff
                                  Paul Laxalt


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